Exhibit 5.2

[Maynard Nexsen Letterhead]

August 19, 2026

Encompass Health Corporation
9001 Liberty Parkway
Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as counsel to Encompass Health Corporation, a Delaware corporation (the “Company”), and special counsel to each of the subsidiaries of the Company named on Schedule I attached hereto (the “Subsidiary Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering of an unspecified amount of the following types of securities (the “Securities”), among others: (i) senior, subordinated or junior subordinated debt securities of the Company (which may be secured or unsecured), and which may be issued in one or more series (the “Debt Securities”) pursuant to one or more indentures, as may be supplemented (each an “Indenture” and, collectively, the “Indentures”), entered into or proposed to be entered into by the Company, and (ii) guarantees of the Debt Securities (the “Guarantees”) by certain of the Company’s current and future subsidiaries, including the Subsidiary Guarantors, pursuant to the Indentures. The Securities may be issued, sold or delivered from time to time pursuant to Rule 415 under the Securities Act. The offering of the Securities will be as set forth in the base prospectus, dated as of August 19, 2026, forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

We are opining herein solely as to the internal laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the federal laws of the United States or the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within the State of New York. Additionally, we are not

Encompass Health Corporation
August 19, 2026

rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation or any state “blue sky” securities law relating to the Securities or the offering, issuance or sale thereof.

In rendering our opinions herein, we have examined originals or copies of the following documents:

(i)    the Registration Statement;
(ii)    the Prospectus;
(iii)    certain resolutions adopted by the board of directors of the Company relating to the registration of the Securities and certain related matters;
(iv)    certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Subsidiary Guarantor, relating to the registration of the Securities and certain related matters; and
(v)    that certain Indenture, dated as of December 1, 2009, between the Company and Computershare Trust Company, N.A., as trustee and as successor-in-interest to Wells Fargo Bank, National Association and The Bank of Nova Scotia Trust Company of New York, filed as an exhibit to the Registration Statement.
In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering these opinions. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Company and the Subsidiary Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and

Encompass Health Corporation
August 19, 2026

without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:
(1)    When (i) the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture, and authorized by all necessary corporate action of the Company, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of any applicable underwriting agreement and the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and as contemplated by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(2)    When (i) the specific terms of any Guarantees of such series of Debt Securities and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture, so as not to violate applicable law or rule or regulation thereunder applicable to the Subsidiary Guarantors, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Subsidiary Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantors and (B) duly authorized by proper action of the governing body in accordance with the governing documents of the Subsidiary Guarantors, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement and the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, and as contemplated by such corporate action, such Guarantee will be a legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.
The opinions expressed in paragraphs 1 and 2 above with respect to the valid and binding nature of obligations of the Securities may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership,

Encompass Health Corporation
August 19, 2026

moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law); (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.
Our opinion is rendered as of the date hereof, and we assume no obligation to revise or supplement this opinion in the event of any future changes in the facts or laws relating to the matters covered by this opinion.
This opinion is being furnished in accordance with the requirements of Item 16 of Form S‑3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission under the Securities Act, and is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond those expressly stated.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Maynard Nexsen PC

SCHEDULE I

Subsidiary Guarantors

Guarantor	State of Incorporation or Organization
Advanced Homecare Holdings, Inc.	Delaware
Continental Medical Systems, LLC	Delaware
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware
Encompass Health Acquisition Holdings, LLC	Delaware
Encompass Health Alabama Real Estate, LLC	Delaware
Encompass Health Arizona Real Estate, LLC	Delaware
Encompass Health Arkansas Real Estate, LLC	Delaware
Encompass Health California Real Estate, LLC	Delaware
Encompass Health Colorado Real Estate, LLC	Delaware
Encompass Health Connecticut Real Estate, LLC	Delaware
Encompass Health Fairlawn Holdings, LLC	Delaware
Encompass Health Illinois Real Estate, LLC	Delaware
Encompass Health Iowa Real Estate, LLC	Delaware
Encompass Health Joint Ventures Holdings, LLC	Delaware
Encompass Health Kansas Real Estate, LLC	Delaware
Encompass Health Kentucky Real Estate, LLC	Delaware
Encompass Health Louisiana Real Estate, LLC	Delaware
Encompass Health Maryland Real Estate, LLC	Delaware
Encompass Health Massachusetts Real Estate, LLC	Delaware
Encompass Health Nevada Real Estate, LLC	Delaware
Encompass Health New Mexico Real Estate, LLC	Delaware
Encompass Health Ohio Real Estate, LLC	Delaware
Encompass Health Owned Hospitals Holdings, LLC	Delaware
Encompass Health Pennsylvania Real Estate, LLC	Delaware
Encompass Health Real Estate, LLC	Delaware
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Central Florida, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Clermont, LLC	Delaware
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Concordville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cumming, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Danbury, LLC	Delaware
Encompass Health Rehabilitation Hospital of Daytona Beach, LLC	Delaware
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fitchburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina
Encompass Health Rehabilitation Hospital of Fort Mill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware
Encompass Health Rehabilitation Hospital of Greenville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Houston, LLC	Delaware
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware
Encompass Health Rehabilitation Hospital of Irmo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Jacksonville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Johnston, LLC	Delaware
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware
Encompass Health Rehabilitation Hospital of Kissimmee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lake Worth, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Lakeland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Libertyville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware
Encompass Health Rehabilitation Hospital of North Tampa, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northwest Tucson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Pensacola, LLC	Delaware
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware
Encompass Health Rehabilitation Hospital of Prosper, LLC	Delaware
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shreveport, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC	Delaware
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware
Encompass Health Rehabilitation Hospital of St. Augustine, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of St. Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Toledo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Tustin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Waco, LLC	Delaware
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts
Encompass Health Rehabilitation Hospital of York, LLC	Delaware
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama
Encompass Health Rhode Island Real Estate, LLC	Delaware
Encompass Health South Carolina Real Estate, LLC	Delaware
Encompass Health South Dakota Real Estate, LLC	Delaware
Encompass Health Support Companies, LLC	Delaware
Encompass Health Texas Real Estate, LLC	Delaware
Encompass Health Tucson Holdings, LLC	Delaware
Encompass Health Utah Real Estate, LLC	Delaware
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware
Encompass Health Virginia Real Estate, LLC	Delaware
Encompass Health West Virginia Real Estate, LLC	Delaware
Encompass Health Wisconsin Real Estate, LLC	Delaware
Encompass IP Holdings Corporation	Delaware
K.C. Rehabilitation Hospital, Inc.	Delaware
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of North Alabama, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware

Guarantor	State of Incorporation or Organization
Reliant Blocker Corp.	Delaware
West Virginia Rehabilitation Hospital, Inc.	West Virginia
Western Administrative Services, Inc.	Delaware